Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the following Registration Statements: (1) Registration Statement (Form S-8 No. 333-136088) pertaining to the 2006 Equity Incentive Plan, (2) Registration Statement (Form S-3 No. 333-164619) of Synchronoss Technologies, Inc., (3) Registration Statement (Form S-8 No. 333-167000) pertaining to the 2006 Equity Incentive Plan, (4) Registration Statement (Form S-8 No. 333-168745) pertaining to the 2010 New Hire Equity Incentive Plan, (5) Registration Statement (Form S-8 No. 333-179544) pertaining to the Employee Stock Purchase Plan, (6) Registration Statement (Form S-8 No. 333-188939) pertaining to the 2006 Equity Incentive Plan; (7) Registration Statement (Form S-3 No. 333-197871) of Synchronoss Technologies, Inc.; and (8) Registration Statement (Form S-8 No. 333-204311) pertaining to the 2015 Equity Incentive Plan of our reports dated June 29, 2018, with respect to the consolidated financial statements and schedule of Synchronoss Technologies, Inc. and the effectiveness of internal control over financial reporting of Synchronoss Technologies, Inc. included in this Annual Report (Form 10-K) of Synchronoss Technologies, Inc. for the year ended December 31, 2017. /s/ Ernst & Young LLP Iselin, New Jersey June 29, 2018 A member firm of Ernst & Young Global Limited